Exhibit 99.3

PRESS RELEASE

For Immediate Distribution

AGAPE ATP Corporation Strengthens Wellness Division via Innovative Incubation with Emerging Local SMEs

Expanding Elderly Care and Wellness Services with collaboration projects in the Pain Management Market and Elderly Care Solutions Market

KUALA LUMPUR, 30 July 2024 – NASDAQ-listed AGAPE ATP Corporation (“ATPC”) is delighted to announce its entry into strategic collaboration agreements, which will see it venturing into collaboration projects in the pain management market and elderly care solutions market. These initiatives are part of ATPC’s proactive efforts to incubate and build a comprehensive wellness ecosystem that delivers innovative health solutions and enhances the quality of life for communities.

ATPC’s commitment to creating a robust wellness ecosystem is driven by its mission to promote sustainable living and improve quality of life. By incubating and nurturing new companies within the wellness sector, ATPC aims to address the growing demand for holistic health solutions and foster a community of integrated care providers.

In collaboration with Sweet Home Senior Living Care Centre Sdn. Bhd. (“Sweet Home”), the Company will venture into a collaboration project that aims to focus on delivering top-tier elderly care services providing an array of daily services to its nursing home residents, helping community members live their lives with dignity, purpose, and meaning. With plans to expand up to 10 facilities by the first half of 2026, the collaboration project aims to provide comprehensive and compassionate care for seniors. As of July 2024, there are 3 Sweet Home Senior Living Care Centres in Klang Valley, with each housing averagely 14 seniors.

L-R: Prof Dato' Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC and Kristy Ng, the Director of Sweet Home Senior Living Care Centre (link)

In collaboration with Cedar Wellness Sdn. Bhd. (“Cedar Wellness”), the Company will venture into a collaboration project that aims to focuses on wellness through non-pharmaceutical therapies and Traditional Chinese Medicine (TCM), through the relaunch of its wellness subsidiary, now named Cedar ATPC Sdn. Bhd. (“Cedar ATPC”). Through the collaboration, the Cedar Wellness founder and management team will join Cedar ATPC as executive officers to lead the pain management solution business. This collaboration aims to address the increasing need for alternative health solutions and supports professional development in the wellness industry.

L-R: Prof Dato' Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC and Eva Low, the Director of Cedar Wellness (link)

Prof Dato’ Sri Dr How Kok Choong, the Founder and Global Group CEO of ATPC, said, “the collaboration projects with Sweet Home and Cedar Wellness complement each other by providing a holistic approach to wellness. The Sweet Home collaboration project focuses on elderly care, ensuring physical and emotional well-being for seniors, while Cedar ATPC offers wellness solutions, including TCM-based therapies, to enhance overall health. Together, these collaborations will provide integrated care that caters to diverse health needs, forming a cohesive wellness ecosystem.”

“Our collaborations with Sweet Home and Cedar Wellness mark a significant step in our wellness initiatives. We are not only expanding our footprint in the health sector but also enhancing the quality of care and wellness services. These partnerships align with our mission to drive sustainable living and create a healthier future for our communities.”

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About AGAPE ATP Corporation

Agape ATP Corporation (ATPC) is dedicated to enhancing the quality of life and promoting sustainable development. With a strong foundation built on two core business pillars, ATPC specialises in the provision of health and wellness products that caters to the diverse needs of its customers, ensuring their well-being and vitality. Additionally, APTC delivers comprehensive energy-saving solutions that empower companies to drive sustainability initiatives, reduce energy consumption, and achieve their sustainability goals.

For more information, visit www.agapeatpgroup.com.

Issued By: Swan Consultancy Sdn. Bhd. on behalf of Agape ATP Corporation

For more information, please contact:

Jazzmin Wan

Tel: +60 17-289 4110

Email: j.wan@swanconsultancy.biz

Mandy Tan

Tel: +60 16-477 2257

Email: m.tan@swanconsultancy.biz

FORWARD LOOKING STATEMENT

Certain statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected benefits and outcomes of the relaunch of ATPC Green Energy, the support from B&H Intec Solution, and the potential for energy-saving solutions in various sectors. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the Company’s ability to execute its strategies, manage growth, and maintain its corporate culture; the Company’s future business development, financial conditions, and results of operations; expectations regarding demand for and market acceptance of our products and services; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Malaysia and the international markets the Company plans to serve, and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and AGAPE ATP Corporation specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

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